Exhibit 99.1

NEWS RELEASE

Contact: Bruce Frymire

Director, Corporate Communications & Investor Relations

(650) 965-6042 or bfrymire@cybersource.com

CyberSource Appoints Scott Cruickshank President and Chief Operating Officer; David

Hansen Named President of BidPay

MOUNTAIN VIEW, Calif. – April 4, 2006 – CyberSource Corporation (NASDAQ: CYBS), a leading provider of electronic payment and risk management solutions, today announced an expansion of its management team, appointing two payment industry leaders to new executive posts. Scott Cruickshank has been named president and chief operating officer of CyberSource. David Hansen was appointed president of BidPay.com, Inc., a wholly-owned subsidiary acquired by CyberSource on March 7, 2006. Both of these are new positions reporting to Bill McKiernan, chairman and CEO of CyberSource. Mr. Cruickshank will oversee all activities related to CyberSource sales, marketing, and customer support. Mr. Hansen will direct all functions at BidPay.

“I am delighted to welcome Scott and David to CyberSource,” said Bill McKiernan, chairman and CEO of CyberSource. “Both of these individuals bring with them a powerful combination of deep payment industry experience, management skill, and passion for CyberSource and its business. We are expanding our executive team to match an expanding market opportunity, and Scott Cruickshank and David Hansen will play key roles in taking CyberSource to the next level of market leadership.”

Cruickshank has been a member of CyberSource’s Board of Directors since August of 2005 and will remain on the Board. He was most recently president and chief operating officer of Qsent, a privately-held provider of contact data authentication services. Prior to Qsent, Cruickshank served as chief marketing officer at Paymentech, L.P., now Chase Paymentech Solutions, L.L.C., where he led that company’s sales, customer care, marketing and service operations functions. Chase Paymentech is currently one of the largest merchant acquirers in the U.S. Before Paymentech’s acquisition of Bank One Payment Services in 1999, he was Senior Vice President of First Data Merchant Services and served as managing partner of Bank One

Payment Services. Cruickshank represented First Data Corporation in its partnership interest in Bank One Payment Services, a joint venture between First Data Merchant Services and Bank One. He also held the positions of vice president of acquirer relations for MasterCard International and director of business development for MCI Telecommunications Partner Marketing channel.

David Hansen was most recently vice president and general manager of BidPay as well as vice president, global operations for First Data’s Western Union subsidiary. Prior to BidPay, he served as vice president in the areas of new product development and operations for First Data’s payments group. Hansen’s career at First Data/Western Union spanned over 19 years.

About CyberSource

CyberSource Corporation is a leading provider of electronic payment and risk management solutions. CyberSource solutions enable electronic payment processing for Web, call center, and POS environments. CyberSource also offers industry leading risk management solutions for merchants accepting card-not-present transactions. CyberSource Professional Services designs, integrates, and optimizes commerce transaction processing systems. Over 13,000 businesses use CyberSource solutions, including half the companies comprising the Dow Jones Industrial Average. The company is headquartered in Mountain View, California, and has sales and service offices in Japan, the United Kingdom, and other locations in the United States. For more information, please visit CyberSource’s web site at www.cybersource.com or email info@cybersource.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995

Statements in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the company’s expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements in this release include, without limitation, statements regarding: (1) expanding the executive team to match an expanding market opportunity for the Company; and, (2) the new executives playing key roles in taking the Company to the next level of market leadership. Factors that could cause actual results to differ materially from the forward looking statements include risks and uncertainties such as changes in changes in customer needs, new products and services offerings by the company and its competitors, any unforeseen event or any unforeseen system failures, and other risks indicated in our filings with the Securities and

Exchange Commission. It is important to note that actual outcomes could differ materially from those in such forward- looking statements. Readers should also refer to the documents filed by CyberSource with the Securities and Exchange Commission, specifically the annual report filed on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 10, 2006, and our quarterly reports filed on Form 10-Q from time to time, all of which identify important risk factors.

© 2006 CyberSource Corporation. All rights reserved. CyberSource is a registered trademark in the U.S. and other countries. All other brands and product names are trademarks or registered trademarks of their respective companies.